REITLER
REITLER KAILAS & ROSENBLATT LLP

June 22, 2022

Scientific Industries, Inc.
80 Orville Drive, Suite 102
Bohemia, New York 11716

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Scientific Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,934,757 shares of the Company's common stock, par value $0.05 per share (the "Common Stock"), reserved for issuance pursuant to the Company's 2022 Equity Incentive Plan (which plan is referred to herein as the "Plan" and which shares of Common Stock are referred to herein as the "Shares"). As your legal counsel we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plan.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's certificate of incorporation, as amended, (ii) the Company's Bylaws, as amended, (iii) the Plan, and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the

validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and the Shares have been issued and delivered upon payment therefor in accordance with the Plan and any applicable award agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware General Corporation Law and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law, which could affect the opinions expressed herein. This opinion letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of promulgated thereunder.

Very truly yours,

Reitler Kailas & Rosenblatt LLP